Exhibit 5.1

March 26, 2021

Board of Directors

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, California 91360

Teledyne Technologies Incorporated

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Teledyne Technologies Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-253859) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of the offering of 9,749,640 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), that may be issued by the Company in connection with a business combination with FLIR Systems, Inc., a Delaware corporation (“FLIR”), in which, pursuant to the Agreement and Plan of Merger among the Company, Firework Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), and FLIR dated January 4, 2021 (the “Merger Agreement”), Merger Sub I will merge with and into FLIR (the “First Merger”), with FLIR surviving as a wholly owned subsidiary of the Company, and (ii) immediately following the completion of the First Merger, FLIR, as the surviving corporation of the First Merger, will merge (such merger, the “Second Merger” and, together with the First Merger, the “Mergers”) with and into Firework Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of the Company. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)    the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b)    the preliminary joint proxy statement/prospectus contained in the Registration Statement (the “Prospectus”); and

(c)    the Merger Agreement.

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In addition we have examined and relied upon the following:

(i)    a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Company, in each case as amended to date (the “Organizational Documents”); and (B) the resolutions of the Board of Directors of the Company (the “Board”) approving the Mergers, authorizing the filing of the Registration Statement and the issuance of Common Stock by the Company;

(ii)    a certificate dated March 25, 2021 issued by the Secretary of State of the State of Delaware attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)    Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2.    Power and Authority. The Company has the corporate power and authority to issue the Common Stock.

3.    Common Stock. When (i) the Registration Statement relating to such Common Stock has become effective under the Securities Act, (ii) such Common Stock has been issued in exchange for shares of the common stock of FLIR in accordance with the Merger Agreement, and (iii) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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